Exhibit 99.1

Genius Brands to Discuss Pending Business Developments

February-09-2017

Confirmation #13654985

Operator: Greetings and welcome to the Genius Brands investor conference call to discuss pending business developments. At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press *0 on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Mr. Robert Haag with IRTH Communications. Thank you, Mr. Haag. You may begin.

Rob: Hello, everyone, my name is Robert Haag with IRTH Communications. And thank you for joining the Genius Brands International conference call. Before we begin, I want to inform everyone that, after the call, I’ll be reading the safe harbor statement.

And it’s now my pleasure to turn the call over to Andy Heyward, Chairman and CEO of Genius Brands International. Andy, go ahead.

Mr. Andy Heyward: Thank you. Good morning, everyone. As many of you know, Genius Brands is focused on the creation, production, and licensing of branded children’s content. The nature of this market is such that any one of our properties, as well as our burgeoning cartoon channel, could end up worth far more than the current market value of the company. Today’s announcement with Mattel exemplifies that fact.

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This morning, we just announced the license agreement with Mattel Toys and their Fischer Price division for the rights to make an entire array of toy products based on our upcoming series, Rainbow Rangers. Not only does it represent the single largest guarantee in the history of Genius Brands, but also, the single largest toy guarantee in my 30-year career in kids entertainment.

The commitment to Rainbow Rangers from Mattel becomes even greater when tooling, and marketing, and advertising costs are added on. The line will be broad. It’ll include dolls, figures, playsets, basic plush, feature plush, role play, co-branded games from their game unit, co-branded ride-on vehicles from their power vehicles unit. It’ll even include tech toys and app-based toys. Needless to say, they only make such commitments to brands they have the highest confidence in and on which they plan to spend heavily to ensure success.

The announcement of Mattel, the largest toy company in the world as master toy licensee, in itself, we expect to expect to trigger advances and guarantees in other categories in excess of seven-figure amounts. Rainbow Rangers has aggregated the most successful team of creators, I believe, ever assembled for a kids television series. We have Rob Minkoff, who was the director of Lion King; Shane Morris, the co-writer of Frozen; Ruben Aquino, the designer of most every Disney character from Little Mermaid through Frozen; and Elise Allen, writer of not only the Lion Guard, a Lion King spin-off currently on Disney Channel, but also, most of the Barbie specials for Mattel. This is the absolute pinnacle of success in kids entertainment, a team that has been responsible for multiple billion dollar brands again and again. It’s truly the top of the Disney batting order.

We’re currently negotiating with networks, and we expect to announce a broadcast partner shortly. This will add to our October delivery and broadcast of the successful Llama Llama publishing series, which we’re not producing for Netflix and which will enjoy a worldwide day-date release at that time. Not only will that trigger a seven-figure payment from Netflix, but also, revenue recognition upon delivery. It also triggers the robust licensing program with its own substantial guarantees worldwide.

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I also want to take a moment to speak to the continuing success of SpacePOP in retail. We’ve been renewed by Toys”R”Us to carry the line throughout 2017, and we are--we expect our sales to earn out its guarantees and begin a steady and growing cash flow. The early numbers are encouraging, and anecdotal reports had retail continuing to be positive as well as the growing viewership and fan engagement versus our benchmark competitors, which we are now surpassing - My Little Pony and Monster High - both of which became billion dollar brands in businesses.

The Kid Genius channel, our proprietary on-demand cartoon network, has reached a critical 50 million TV households threshold. We expect, by the end of this quarter, to be at 75 to 80 million U.S. TV households. It’s quite a number because it enables us to reach three out of every four kids in America. The only other kids’ distribution systems which do that are the Disney Channel owned by the Walt Disney Company, Nickelodeon from Viacom, Cartoon Network of Time Warner, and Sprout of Universal Studios, which is currently being rebranded to be a broad kids network. Each of these is a multibillion-dollar distribution system. We’ve been signing up our first advertisers, and all signs are extremely positive. They include General Mills, Disney, UnitedHealthcare, Kellogg’s, and Toys”R”Us.

Lastly, I want to speak to our recently expanded relationship with Sony, which saw them become a stakeholder in our company taking a 7% interest. It’s not a passive investment. They have stated they see the relationship with Genius Brands as a fundamental opportunity for them to become a major player in the kids’ entertainment business. We have a number of exciting and transformational conversations occurring with them, and I will have more to share on that in the coming days.

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In the meantime, I want to underscore the importance of today’s announcement with Mattel, the largest and most influential toy company in the world, for Rainbow Rangers. It represents the culmination of two full years of research and development to create this property and bring it to the place where it is now. That, in itself, speaks to the process of creating timeless and valuable intellectual property.

I’d like to quote Warren Buffett when he says it takes nine months to make a baby, but nine pregnant women can’t do it in one month. Genius Brands began as a story stock, and through that story, we’ve been building assets. The assets eventually become money generators. It takes a time to drill oil wells, but eventually, they start pumping. We have an amazing oil field that has now been put in place, and soon, very soon, it will start pumping.

Since Genius Brands began three years ago, our goals have been to replicate success stories such as DreamWorks, and Marvel, and the Fox Kids channel, which were sold for very substantial sums, $3.44 and $5.4 billion dollars, respectively. I share those cases not because we expect to hit those numbers, but to point out that we are in the exact same business as those companies. We create, produce, license merchandise, and broadcast animated cartoons and characters. None of the above examples had valuations that were remotely near what they were sold for until they were sold.

What we have and we continue to build is very valuable and very coveted. We’re focused on continuing to build our asset base for our shareholders and to ultimately unlock that value for them.

Now, I’m happy to take any questions.

Operator: Thank you. We will now be conducting a question and answer session. If you would like to ask a question, please press *1 on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press *2 if you’d like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the * keys.

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One moment, please, while we poll for questions.

Our first question comes from the line of Jim McIlree with Chardan Capital. Please proceed with your question.

Mr. Jim McIlree: Thanks, good morning and congratulations, Andy. Can you put a little bit more details around this Mattel--around the, excuse me--around the deal? So, you say it’s the single largest guarantee in the company’s history. What was the previous single largest guarantee, and does that guarantee depend on anything? Do you have to hit certain viewerships, or you know, is there something that you have to do first before they deliver on that guarantee? And then over what period of time does that guarantee occur?

Mr. Andy Heyward: Okay, so as all guarantees, there are requirements that we have to fulfill. Obviously, we negotiated this deal in a manner that we felt we would comfortably hit those requirements. They have to deal with getting the show broadcast in various territories, and that’s part of our business, and that’s what we do every day, day in and day out of our guarantee.

We’ve been asked by Mattel, specifically, and I asked, in fact, this morning again, right before the conference call, if we could share what the numbers were. And they’ve asked us not to reference financials because it puts them in a potential position with other licensures with whom they may not have a similar or as lucrative a deal.

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So, I can just say that it’s very substantial. Obviously, when you add in, you know, as I said, the tooling costs, and the marketing, and the advertising, it becomes even much more so. Previous guarantees that we’ve had have been--prior to this, have been multiple million dollar guarantees. And I can’t say anything more than that.

Mr. Jim McIlree: Great, that’s very helpful. And you said an October delivery. So, would we expect--so, we’re going to--so, the timeframe for announcing the broadcast partners would be sometime between now and, you know, June-July. Is that a reasonable expectation?

Mr. Andy Heyward: First, let me correct something. The October delivery I referenced was October delivery of Llama Llama to Netflix, which is a completely separate brand and property as you know. Llama Llama is based on a series of publishing, very successful publishing books that we’re producing for Netflix, nothing to do with Rainbow Rangers.

Rainbow Rangers we will be announcing broadcasters. And it will depend on the different territories. We’re working, right now, focused on the U.S. territory and the major territories as well, and we’ll be announcing them certainly long before October.

Mr. Jim McIlree: Okay, but the delivery is sometime this year. The actual airing of the content is sometime this year. Is that--?

Mr. Andy Heyward: --No, no--.

Mr. Jim McIlree: --Is that what we’re hoping?

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Mr. Andy Heyward: --No, it will not air this year. This will air in 2018.

Mr. Jim McIlree: Okay, great, that’s helpful. I’ll let others ask some questions and get back in line. Thank you and congratulations.

Operator: Thank you. Our next question comes from the line of Leo Abbe with Iroquois Capital. Please proceed with your question.

Mr. Leo Abbe: Thank you. First of all, congratulations, so let me just--I know you were asked not to get into specific figures, which I respect. But, you did specify that it was a seven-digit figure number with Mattel. And I guess what you--that includes--that aggregates both licensing fees as well as the costs to Mattel for gearing up the line, and advertising, and so forth.

Can you at least give us a breakout of what percentages would go towards licensing fees, approximately, of that seven figures, what percent? And then what percentages would go towards tooling and advertising. And then, two, can you give us an idea of whether it’s low single digits or mid-single digits or high single digits when you refer to seven figures?

Mr. Andy Heyward: Yeah, so let me make sure I’m clear on this. Mattel has asked us not to share numbers, not to share ranges or anything. So, the seven-digit number I referred to would be the numbers that would be triggered by non-toy, the non-Mattel licensees that we will engage. When Mattel has signed on, as they have, now, that is going to trigger a whole array of other licensees coming to the table. And I expect those will be in the seven-figure range comfortably.

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As far as Mattel and what they are committing to, it’s a very substantial amount, as you can imagine. They’re the largest toy company in the world. It’s a very broad line, as I said. It will include dolls, and figures, and playsets, and plush, and role play, and electronics, and tech toys, and app-based toys, and ride-on vehicles, and all of that. That’s, you know, a very substantial commitment, and that number is not--I don’t have--I’m not at liberty to express that at this point.

At the same time, to bring all of those to market, the advertising that goes behind them, the tooling that goes behind them, that’s a very substantial number in itself too. So, I can’t say anything more than that at this point. Perhaps, you know, at some time, I’ll be in a position to share that, but I’ve been asked not to right now.

Mr. Leo Abbe: I understand, thank you.

Operator: Thank you. Our next question comes from the line of Tyler Berry with the Special Equities Group at Chardan. Please proceed with your question.

Mr. Tyler Berry: Hey, Andy, congrats on landing Mattel, very impressive to you and your team. I was wondering, in regards to Rainbow Rangers, will it be broadcasted on your channel with Comcast, or do you envision this being aired on one of the four major cartoon networks?

Mr. Andy Heyward: It will be on one of the four networks, and we will certainly have it on our channel as well, in some form, to supplement and support it. We haven’t determined how that will be yet. These things have to be very carefully and cautiously windowed to have maximum impact. But, we’re talking to all of the broadcasters right now, and we are confident to be announcing one of them before long.

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Mr. Tyler Berry: Okay, great. Thanks, Andy, keep up the good work.

Mr. Andy Heyward: Thank you.

Operator: Thank you. Our next question comes from the line of Simon Shuhaibar [sp]. Please proceed with your question.

Mr. Maher [sp] Shuhaibar: Yes, hello, Andy. This is Maher, Simon’s brother.

Mr. Simon Shuhaibar: How are you, Andy? We’re two of us here together.

Mr. Andy Heyward: Good morning.

Mr. Maher Shuhaibar: And congratulations. Good morning. I wanted to ask a question. Is Mattel, and Sony, and [unintelligible] are going to work on the Spanish language and French language on the products? Are they working on that--?

Mr. Andy Heyward: --Yes--.

Mr. Maher Shuhaibar: --Not in America, in the rest of the world?

Mr. Andy Heyward: Yes, absolutely. Mattel, being a global toy company, does it all. They do it all in all different languages, and those are all very important territories. I think I may have mentioned at one point or other in the past that, when we did Strawberry Shortcake, which ended up being a branded of--did over $5 billion of retail sales, France was our largest territory. The United States was second, and Brazil was third.

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So, yes, it’s--these are global deals and global territories. For Netflix, when we do Llama Llama, we have a day-date delivery system with them we’re dubbing into 21 different languages. And the day that the show goes out in the U.S. market in English, it will go out worldwide in every other territory as well.

Mr. Maher Shuhaibar: Okay, thank you very much, Andy.

Mr. Simon Shuhaibar: Thank you, and congratulations.

Mr. Andy Heyward: Thank you.

Operator: Thank you. Once again, as a reminder, if you would like to ask a question, please press *1 on your telephone keypad.

Our next question comes from the line of Richard Malinsky [sp]. Please proceed with your question.

Mr. Richard Malinsky: Andy, congratulations, but you already answered the questions from before. But, I just want to congratulate you, terrific news, and look forward to the future. Alright, thank you.

Mr. Andy Heyward: Thank you.

Operator: If there are no further questions at this time, I would like to turn the call back over to Robert Haag for closing remarks.

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Mr. Robert Haag: Thank you, everyone, for joining the call. I’m now going to read the forward-looking statements. Certain statements in this conference call constitute forward-looking statements within the meaning of federal securities laws. Words such as ‘may,’ ‘might,’ ‘will,’ ‘should,’ ‘believe,’ ‘expect,’ ‘anticipate,’ ‘estimate,’ ‘continue,’ ‘predict,’ ‘forecast,’ ‘project,’ ‘plan,’ and ‘can’ or similar expressions or statements regarding the intent, belief, or current expectations are forward-looking statements. While the company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us as of the day of this call.

These forward-looking statements are based on current estimates and assumptions and are subject to various risks and uncertainties including, without limitation, those set forth in the company’s filings with the Securities and Exchange Commission, the SEC, not limited to risk factors relating to its patented business contained therein. Thus, actual results could be materially different. The company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise except as required by law.

Thank you very much for the call, and stay tuned for more exciting developments from Genius Brands International. Thank you, bye-bye.

Operator: Thank you. This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation and have a wonderful day.

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